EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Third Quarter 2022 Results
For the quarter ended September 30, 2022
(Compared to the quarter ended September 30, 2021)

–Travel Restrictions and Reduced Visitation Continue to Impact Financial Results

–The Ongoing Recovery in Singapore Continued with Marina Bay Sands Generating Adjusted Property EBITDA of $343 Million

–Investments in Property Portfolio Position the Company for Future Growth

–Support for Local Communities Remains Central to Our Efforts

LAS VEGAS, October 19, 2022 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended September 30, 2022.

“While travel restrictions continued to impact our financial results this quarter, we were pleased to see further progress in Singapore’s recovery, with Marina Bay Sands reaching $343 million in adjusted property EBITDA. We remain enthusiastic about the opportunity to welcome more guests back to our properties as greater volumes of visitors are able to travel to both Singapore and Macao,” said Robert G. Goldstein, chairman and chief executive officer.

“We remain confident in the recovery of travel and tourism spending across our markets. Demand from customers who have been able to visit remains robust.

“Our investments in our team members, our communities and our industry-leading Integrated Resort property portfolio position us exceedingly well to deliver future growth as travel restrictions subside and the recovery in travel and tourism progresses. We are fortunate that our financial strength supports our investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $1.01 billion, compared to $857 million in the prior year quarter. Operating loss was $177 million, compared to $316 million in the prior year quarter. Net loss from continuing operations in the third quarter of 2022 was $380 million, compared to $594 million in the third quarter of 2021.

Consolidated adjusted property EBITDA was $191 million, compared to $47 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased to $251 million, compared to $611 million in the third quarter of 2021. Net loss for SCL was $472 million, compared to $423 million in the third quarter of 2021.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $183 million for the third quarter of 2022, compared to $157 million in the prior year quarter. Our weighted average borrowing cost in the third quarter of 2022 was 4.8% compared to 4.4% during the third quarter of 2021, while our weighted average debt balance increased compared to the prior year quarter due to borrowings of $951 million under the SCL Credit Facility in the last year.

Our income tax expense for the third quarter of 2022 was $60 million, compared to income tax benefit of $27 million in the prior year quarter. The income tax expense for the third quarter of 2022 was primarily driven by a 17% statutory rate on the increased profits of our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of September 30, 2022 were $5.84 billion.

The company has access to $2.95 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of September 30, 2022, total debt outstanding, excluding finance leases and financed purchases, was $15.27 billion.

Capital Expenditures
Capital expenditures during the third quarter totaled $169 million, including construction, development and maintenance activities of $108 million at Marina Bay Sands, $48 million in Macao and $13 million in Corporate and Other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, October 19, 2022 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America and recognition as one of Fortune’s World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, vaccine mandates, regular testing requirements, other increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our gaming license and subconcession, including the extension of our subconcession in Macao that expires on December 31, 2022, the grant of any new concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in Singapore, and produce future returns; new development, construction and ventures; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; benchmark interest rate transitions for some of our debt instruments; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loans receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; legal proceedings, judgments or settlements that may be instituted in connection with the sale of our Las Vegas real property and operations; our ability to continue to have our securities traded in the U.S. securities market; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Third Quarter 2022 Results
Non-GAAP Measures

Within the company’s third quarter 2022 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income (loss),” and “hold-normalized adjusted earnings (loss) per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings

(loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties. We do not present adjustments for Non-Rolling Chip drop for our table games play or for slots at our Macao and Singapore properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income (loss) and hold-normalized adjusted earnings (loss) per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income (loss) and adjusted earnings (loss) per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Casino	$637	$533	$1,973	$2,241
Rooms	123	100	315	311
Food and beverage	82	42	198	148
Mall	119	165	416	469
Convention, retail and other	44	17	91	57
Net revenues	1,005	857	2,993	3,226
Operating expenses:
Resort operations	823	810	2,503	2,699
Corporate	53	64	167	169
Pre-opening	4	6	11	15
Development	26	13	108	59
Depreciation and amortization	260	262	780	775
Amortization of leasehold interests in land	14	14	42	42
Loss on disposal or impairment of assets	2	4	8	18
	1,182	1,173	3,619	3,777
Operating loss	(177)	(316)	(626)	(551)
Other income (expense):
Interest income	38	1	56	3
Interest expense, net of amounts capitalized	(183)	(157)	(501)	(469)
Other income (expense)	2	(12)	(29)	(19)
Loss on modification or early retirement of debt	—	(137)	—	(137)
Loss from continuing operations before income taxes	(320)	(621)	(1,100)	(1,173)
Income tax (expense) benefit	(60)	27	(172)	19
Net loss from continuing operations	(380)	(594)	(1,272)	(1,154)
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	99	46	75
Gain on disposal of discontinued operations, net of tax	—	—	2,861	—
Adjustment to gain on disposal of discontinued operations, net of tax	(1)	—	(4)	—
Income (loss) from discontinued operations, net of tax	(1)	99	2,903	75
Net income (loss)	(381)	(495)	1,631	(1,079)
Net loss attributable to noncontrolling interests	142	127	370	241
Net income (loss) attributable to Las Vegas Sands Corp.	$(239)	$(368)	$2,001	$(838)

Earnings (loss) per share — basic and diluted:
Net loss from continuing operations	$(0.31)	$(0.61)	$(1.18)	$(1.20)
Income (loss) from discontinued operations, net of tax	—	0.13	3.80	0.10
Net income (loss) per common share	$(0.31)	$(0.48)	$2.62	$(1.10)

Weighted average shares outstanding:
Basic and diluted	764	764	764	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net Revenues
The Venetian Macao	$104	$253	$481	$984
The Londoner Macao	57	123	257	449
The Parisian Macao	21	102	137	290
The Plaza Macao and Four Seasons Macao	57	111	238	406
Sands Macao	11	20	48	97
Ferry Operations and Other	8	7	22	22
Macao Operations	258	616	1,183	2,248

Marina Bay Sands	756	249	1,834	1,002
Intercompany Royalties	28	16	78	66
Intersegment Eliminations (1)	(37)	(24)	(102)	(90)
	$1,005	$857	$2,993	$3,226

Adjusted Property EBITDA
The Venetian Macao	$(37)	$40	$(39)	$230
The Londoner Macao	(60)	(33)	(147)	(61)
The Parisian Macao	(37)	5	(77)	(3)
The Plaza Macao and Four Seasons Macao	6	42	55	156
Sands Macao	(22)	(21)	(61)	(52)
Ferry Operations and Other	(2)	(1)	(4)	(6)
Macao Operations	(152)	32	(273)	264

Marina Bay Sands	343	15	783	271
	$191	$47	$510	$535

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao		15.8%		23.4%
The Londoner Macao
The Parisian Macao		4.9%
The Plaza Macao and Four Seasons Macao	10.5%	37.8%	23.1%	38.4%
Sands Macao
Ferry Operations and Other
Macao Operations		5.2%		11.7%

Marina Bay Sands	45.4%	6.0%	42.7%	27.0%

Total	19.0%	5.5%	17.0%	16.6%
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended September 30, 2021 and for the nine months ended September 30, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Loss from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net loss from continuing operations	$(380)	$(594)	$(1,272)	$(1,154)
Add (deduct):
Income tax expense (benefit)	60	(27)	172	(19)
Loss on modification or early retirement of debt	—	137	—	137
Other (income) expense	(2)	12	29	19
Interest expense, net of amounts capitalized	183	157	501	469
Interest income	(38)	(1)	(56)	(3)
Loss on disposal or impairment of assets	2	4	8	18
Amortization of leasehold interests in land	14	14	42	42
Depreciation and amortization	260	262	780	775
Development expense	26	13	108	59
Pre-opening expense	4	6	11	15
Stock-based compensation (1)	9	—	20	8
Corporate expense	53	64	167	169
Consolidated Adjusted Property EBITDA	$191	$47	$510	$535

Hold-normalized casino revenue (2)	(21)	(4)
Hold-normalized casino expense (2)	6	(3)
Consolidated Hold-Normalized Adjusted Property EBITDA	$176	$40
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended September 30, 2021 and for the nine months ended September 30, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)
During the three months ended September 30, 2022 and 2021, the company recorded stock-based compensation expense from continuing operations of $18 million and $3 million, respectively, of which $9 million and $3 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations. During the nine months ended September 30, 2022 and 2021, the company recorded stock-based compensation expense of $47 million and $17 million, respectively, of which $27 million and $9 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended September 30, 2022

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue (1)	Hold-Normalized Casino Expense (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$(152)	$(10)	$4	$(158)
Marina Bay Sands	343	(11)	2	334
	$191	$(21)	$6	$176

	Three Months Ended September 30, 2021

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue (1)	Hold-Normalized Casino Expense (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$32	$—	$(4)	$28
Marina Bay Sands	15	(4)	1	12
	$47	$(4)	$(3)	$40
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended September 30, 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)	This represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	This represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Loss and Hold-Normalized Adjusted Net Loss:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss) attributable to LVS	$(239)	$(368)	$2,001	$(838)

Pre-opening expense	4	6	11	15
Development expense	26	13	108	59
Loss on disposal or impairment of assets	2	4	8	18
Other (income) expense	(2)	12	29	19
Loss on modification or early retirement of debt	—	137	—	137
(Income) loss from discontinued operations, net of tax	1	(99)	(2,903)	(75)
Income tax impact on net income adjustments (1)	—	(3)	(19)	(14)
Noncontrolling interest impact on net income adjustments	—	(48)	(11)	(55)
Adjusted net loss from continuing operations attributable to LVS	$(208)	$(346)	$(776)	$(734)

Hold-normalized casino revenue (2)	(21)	(4)
Hold-normalized casino expense (2)	6	(3)
Income tax impact on hold adjustments (1)	2	1
Noncontrolling interest impact on hold adjustments	2	1
Hold-normalized adjusted net loss from continuing operations attributable to LVS	$(219)	$(351)

The following is a reconciliation of Income (Loss) per Diluted Share to Adjusted Loss per Diluted Share and Hold-Normalized Adjusted Loss per Diluted Share:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Per diluted share of common stock:
Net income (loss) attributable to LVS	$(0.31)	$(0.48)	$2.62	$(1.10)

Pre-opening expense	0.01	0.01	0.01	0.02
Development expense	0.03	0.02	0.14	0.08
Loss on disposal or impairment of assets	—	—	0.01	0.02
Other (income) expense	—	0.01	0.04	0.03
Loss on modification or early retirement of debt	—	0.18	—	0.18
(Income) loss from discontinued operations, net of tax	—	(0.13)	(3.80)	(0.10)
Income tax impact on net income adjustments	—	—	(0.03)	(0.02)
Noncontrolling interest impact on net income adjustments	—	(0.06)	(0.01)	(0.07)
Adjusted loss per diluted share from continuing operations	$(0.27)	$(0.45)	$(1.02)	$(0.96)

Hold-normalized casino revenue	(0.03)	(0.01)
Hold-normalized casino expense	0.01	—
Income tax impact on hold adjustments	—	—
Noncontrolling interest impact on hold adjustments	—	—
Hold-normalized adjusted loss per diluted share from continuing operations	$(0.29)	$(0.46)

Weighted average diluted shares outstanding	764	764	764	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$1,463	$3,380	$2,170	$4,948
Slot machine win per unit per day (2)	$55	$117	$86	$165
Average number of table games	623	623	625	627
Average number of slot machines	1,460	1,276	1,404	1,165

The Londoner Macao:
Table games win per unit per day (1)	$872	$2,437	$1,451	$2,961
Slot machine win per unit per day (2)	$38	$83	$50	$105
Average number of table games	472	470	473	473
Average number of slot machines	1,405	1,124	1,368	945

The Parisian Macao:
Table games win per unit per day (1)	$509	$3,417	$1,377	$3,089
Slot machine win per unit per day (2)	$16	$52	$29	$77
Average number of table games	267	268	269	268
Average number of slot machines	1,132	978	1,108	925

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$3,143	$4,687	$4,351	$7,893
Slot machine win per unit per day (2)	$87	$52	$40	$64
Average number of table games	142	142	142	142
Average number of slot machines	89	140	147	100

Sands Macao:
Table games win per unit per day (1)	$677	$1,089	$995	$2,338
Slot machine win per unit per day (2)	$41	$83	$52	$99
Average number of table games	152	155	154	155
Average number of slot machines	757	653	720	578

Marina Bay Sands:
Table games win per unit per day (1)	$9,871	$2,209	$7,854	$3,078
Slot machine win per unit per day (2)	$725	$656	$711	$796
Average number of table games	519	542	521	561
Average number of slot machines	2,854	1,881	2,596	1,894

Las Vegas Operating Properties(3):
Table games win per unit per day (1)			$3,355	$3,553
Slot machine win per unit per day (2)			$518	$534
Average number of table games			197	187
Average number of slot machines			1,778	1,568
____________________

Note:
These casino statistics exclude slot machines shutdown in 2022 and 2021 due to social distancing measures implemented as a result of the COVID-19 pandemic. In response to a government mandate, our Macao casinos were ordered to close from July 11, 2022 to July 22, 2022.

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The Las Vegas Operating Properties are classified as a discontinued operation.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	September 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$60	$176	$(116)
Rooms	10	18	(8)
Food and Beverage	3	6	(3)
Mall	27	49	(22)
Convention, Retail and Other	4	4	—
Net Revenues	$104	$253	$(149)

Adjusted Property EBITDA	$(37)	$40	$(77)
EBITDA Margin %		15.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$115	$781	$(666)
Rolling Chip Win %(1)	1.70%	2.22%	(0.52)	pts

Non-Rolling Chip Drop	$292	$632	$(340)
Non-Rolling Chip Win %	24.3%	27.9%	(3.6)	pts

Slot Handle	$158	$362	$(204)
Slot Hold %	4.0%	3.8%	0.2	pts

Hotel Statistics

Occupancy %	36.7%	48.4%	(11.7)	pts
Average Daily Rate (ADR)	$135	$149	$(14)
Revenue per Available Room (RevPAR)	$50	$72	$(22)
____________________

Note:
Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	September 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$24	$80	$(56)
Rooms	10	22	(12)
Food and Beverage	4	6	(2)
Mall	9	13	(4)
Convention, Retail and Other	10	2	8
Net Revenues	$57	$123	$(66)

Adjusted Property EBITDA	$(60)	$(33)	$(27)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$179	$1,266	$(1,087)
Rolling Chip Win %(1)	5.27%	2.04%	3.23	pts

Non-Rolling Chip Drop	$116	$388	$(272)
Non-Rolling Chip Win %	20.2%	20.5%	(0.3)	pts

Slot Handle	$104	$225	$(121)
Slot Hold %	4.0%	3.8%	0.2	pts

Hotel Statistics

Occupancy %	23.2%	38.8%	(15.6)	pts
Average Daily Rate (ADR)	$159	$155	$4
Revenue per Available Room (RevPAR)	$37	$60	$(23)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized for government quarantine purposes and to house team members due to travel and quarantine restrictions during 2021 and 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	September 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$8	$75	$(67)
Rooms	5	12	(7)
Food and Beverage	1	4	(3)
Mall	5	10	(5)
Convention, Retail and Other	2	1	1
Net Revenues	$21	$102	$(81)

Adjusted Property EBITDA	$(37)	$5	$(42)
EBITDA Margin %		4.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$26	$175	$(149)
Rolling Chip Win %(1)	(14.10)%	16.12%	(30.22)	pts

Non-Rolling Chip Drop	$60	$246	$(186)
Non-Rolling Chip Win %	24.1%	22.8%	1.3	pts

Slot Handle	$34	$153	$(119)
Slot Hold %	4.4%	3.1%	1.3	pts

Hotel Statistics

Occupancy %	37.1%	52.5%	(15.4)	pts
Average Daily Rate (ADR)	$98	$116	$(18)
Revenue per Available Room (RevPAR)	$36	$61	$(25)
____________________

Note:
Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized for government quarantine purposes and to house team members due to travel and quarantine restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	September 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$27	$44	$(17)
Rooms	5	11	(6)
Food and Beverage	2	3	(1)
Mall	23	52	(29)
Convention, Retail and Other	—	1	(1)
Net Revenues	$57	$111	$(54)

Adjusted Property EBITDA	$6	$42	$(36)
EBITDA Margin %	10.5%	37.8%	(27.3)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$212	$308	$(96)
Rolling Chip Win %(1)	9.37%	2.40%	6.97	pts

Non-Rolling Chip Drop	$90	$269	$(179)
Non-Rolling Chip Win %	17.6%	20.0%	(2.4)	pts

Slot Handle	$4	$7	$(3)
Slot Hold %	14.4%	9.7%	4.7	pts

Hotel Statistics

Occupancy %	19.8%	41.3%	(21.5)	pts
Average Daily Rate (ADR)	$453	$439	$14
Revenue per Available Room (RevPAR)	$90	$181	$(91)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel restrictions during 2021 and 2022 were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	September 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$8	$16	$(8)
Rooms	1	2	(1)
Food and Beverage	1	2	(1)
Mall	1	—	1
Net Revenues	$11	$20	$(9)

Adjusted Property EBITDA	$(22)	$(21)	$(1)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$16	$137	$(121)
Rolling Chip Win %(1)	2.98%	0.11%	2.87	pts

Non-Rolling Chip Drop	$47	$89	$(42)
Non-Rolling Chip Win %	16.5%	17.4%	(0.9)	pts

Slot Handle	$72	$147	$(75)
Slot Hold %	3.4%	3.4%	—	pts

Hotel Statistics

Occupancy %	43.8%	63.2%	(19.4)	pts
Average Daily Rate (ADR)	$157	$134	$23
Revenue per Available Room (RevPAR)	$69	$85	$(16)
____________________

Note:
Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members due to travel and quarantine restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	September 30,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$510	$142	$368
Rooms	92	35	57
Food and Beverage	71	21	50
Mall	55	41	14
Convention, Retail and Other	28	10	18
Net Revenues	$756	$249	$507

Adjusted Property EBITDA	$343	$15	$328
EBITDA Margin %	45.4%	6.0%	39.4	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,837	$459	$6,378
Rolling Chip Win %(1)	3.47%	4.05%	(0.58)	pts

Non-Rolling Chip Drop	$1,258	$638	$620
Non-Rolling Chip Win %	18.6%	11.7%	6.9	pts

Slot Handle	$4,424	$2,299	$2,125
Slot Hold %	4.3%	4.2%	0.1	pts

Hotel Statistics(2)

Occupancy %	96.0%	71.7%	24.3	pts
Average Daily Rate (ADR)	$515	$235	$280
Revenue per Available Room (RevPAR)	$494	$169	$325
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended September 30, 2022, approximately 500 rooms were under construction for renovation purposes.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended September 30, 2022					TTM September 30, 2022
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$26	$23	88.5%	814,771	79.1%	$1,021

Shoppes at Four Seasons
Luxury Retail	17	16	94.1%	129,932	100.0%	6,394
Other Stores	6	5	83.3%	118,742	88.2%	1,795
Total	23	21	91.3%	248,674	94.4%	4,301

Shoppes at Londoner	9	6	66.7%	605,461	54.9%	1,112

Shoppes at Parisian	5	4	80.0%	296,322	73.8%	376

Total Cotai Strip in Macao	63	54	85.7%	1,965,228	72.8%	1,550

The Shoppes at Marina Bay Sands	55	48	87.3%	622,007	99.8%	2,359

Total	$118	$102	86.4%	2,587,235	79.2%	$1,805
____________________

Note:	This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $37 million at our Macao properties.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.